Exhibit 10.20

ENDOCYTE, INC.

SCHEDULE OF TERMS FOR

CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

WITH EXECUTIVE OFFICERS

March 2017

		Termination without Cause or Resignation for Good Reason, prior to a Change in Control or after 12 months following a Change in Control			Termination without Cause or Resignation for Good Reason, within 12 months following a Change in Control
Name of Executive Officer	Date of Agreement	Severance Payment – Percentage of Base Salary	140% COBRA Continuation	Accelerated vesting for equity awards that would have vested over the following	Severance Payment – Percentage of Base Salary	Severance Payment – Percentage of Target Bonus	140% COBRA Continuation	Percentage of unvested equity awards that will immediately vest
Michael A. Sherman	6/17/16	100%	12 months	12 months	200%	200%	24 months	100%
Michael A. Andriole	2/20/17	75%	9 months	9 months	150%	150%	18 months	100%
Alison A. Armour	8/10/15	75%	9 months	9 months	150%	150%	18 months	100%
Beth A. Taylor	5/15/15	75%	9 months	9 months	100%	100%	12 months	100%
Michael A. Brinkley	5/15/15	75%	9 months	9 months	100%	100%	12 months	100%
Christopher P. Leamon	5/15/15	75%	9 months	9 months	150%	150%	18 months	100%
Katherine K. Parker	5/15/15	75%	9 months	9 months	100%	100%	12 months	100%